UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bank Street, Suite 680, White Plains, New York 10606
(Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events.

On March 30, 2011, the United States District Court for the Central District of California issued an order settling the case of Mathew Zuckerman et al v. Green Earth Technologies, Inc. et al.  The terms of the settlement are as follows:

1.	Green Earth will pay plaintiffs the sum of $100,000. (The Court noted that this amount has already been paid to plaintiffs’ counsel.)

2.
Green Earth will issue 3.5 million shares (the “Shares”) of its common stock to plaintiffs with an issue date of March 3, 2011.  Certificates evidencing the Shares are to be delivered to plaintiffs no later than April 8, 2011.

3.	Green Earth will register the Shares on any registration statement it files after March 30, 2011.

4.
The certificates evidencing the Shares “shall bear GET’s standard”  legend that they have not been registered under the Securities Act of 1933 and that any sales of the Shares must be made pursuant to an effective registration statement or an exemption from registration.

5.
On or after September 5, 2011, Green Earth shall use its best efforts to obtain an opinion of counsel of its choosing that the legend stated that the shares are restricted securities and may only be sold pursuant to an effective registration or an exemption therefrom may be removed from the certificates evidencing the shares and that once it obtains such an opinion to instruct its transfer agent to remove such legend.

6.	Once the Shares become tradeable, plaintiffs may not trade on the market in any one week more than 10% of the previous week’s market volume of Green Earth’s shares sold.

7.	Other than the obligations contained in the term so this settlement, the parties have mutually released each other and their officers and directors from all claims and liabilities.

8.	Green Earth releases Alkane, Inc. and its officer and directors from all claims relating to or arising from any of the claims or counterclaims asserted in this action.

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

	By:	/s/ Greg Adams
Greg Adams
Chief Financial Officer
Dated: April 1, 2011

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